As filed with the Securities and Exchange Commission on November
19, 1998

                            Registration Statement No. 333-20951

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549
                  ____________________________

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                  ____________________________

                        INTEL CORPORATION
     (Exact Name of Registrant as Specified in its Charter)

            Delaware                              94-1672743
  (State or Other Jurisdiction                 (I.R.S. Employer
of Incorporation or Organization)               Identification
                                                   Number)

   2200 Mission College Blvd.                     95052-8119
         Santa Clara, CA                          (Zip Code)
 (Address of Principal Executive
            Offices)

            INTEL PUERTO RICO RETIREMENT SAVINGS PLAN
                    (Full Title of the Plan)

                      F. Thomas Dunlap, Jr.
                  Vice President and Secretary
                        Intel Corporation
                   2200 Mission College Blvd.
                   Santa Clara, CA  95052-8119
                         (408) 765-8080
             (Name and Address of Agent for Service)
  (Telephone Number, Including Area Code, of Agent for Service)

                           Copies to:
                     Ronald O. Mueller, Esq.
                   Gibson, Dunn & Crutcher LLP
             1050 Connecticut Avenue, NW, Suite 900
                      Washington, DC 20036
                         (202) 955-8500

                CALCULATION OF REGISTRATION FEE

                            Proposed     Proposed
 Title of     Amount to     Maximum      Maximum      Amount of
Securities        be        Offering    Aggregate   Registration
   to be      Registered   Price Per     Offering       Fee
Registered                   Share        Price
----------    ----------   ---------    ---------   ------------
Common
Stock, par       N/A          N/A          N/A           N/A
value
$0.001 per
share

                          INTRODUCTION

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by Intel Corporation, a Delaware corporation (the "Corporation") and the Intel Puerto Rico Retirement Savings Plan (the "Plan"), is to reflect a change in the employer of the eligible employees to whom shares of the Corporation's common stock, par value $0.001 per share (the "Common Stock"), are offered and sold, under the Plan, as well as to interests in the Plan. Effective September 26, 1998, the eligible employees are employees of Intel Puerto Rico, Ltd., a Caymen Islands corporation ("Intel Puerto Rico"). Intel Puerto Rico is the "named fiduciary," the "administrator" and the "plan sponsor" of the Plan. Prior to September 26, 1998, the eligible employees were employed by Intel Puerto Rico, Inc., a California corporation.

                             PART I

        INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item   2.    Registrant  Information  and  Employee  Plan  Annual
Information.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents of the Corporation heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1)  The  Corporation's  latest annual report filed  pursuant  to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Corporation's latest fiscal year for which such statements have been filed;

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Corporation's latest annual report or prospectus referred to in (1) above;

(3) The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Corporation's registration statement on Form S-3, as amended, filed with the Commission on April 18, 1995, File No. 33-56107,

       II.2

     together with any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Corporation or by the Plan pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act (including the Plan's latest annual report) prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Corporation under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Corporation's Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL or decisional law, no director shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of his fiduciary duty as a director. The effect of this provision in the Charter is to eliminate the rights of the Corporation and its stockholders (through

       II.3

stockholders' derivative suits on behalf of the Corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

The Corporation's Bylaws (the "Bylaws") provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or enterprise (including an employee benefit plan), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereof, and any taxes imposed on such person as a result of such payments) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in such action, suit or proceeding, to the fullest extent authorized by the DGCL, provided that the Corporation shall indemnify such person in connection with any such action, suit or proceeding initiated by such person only if authorized by the Board of Directors of the Corporation or brought to enforce certain indemnification rights.

The Bylaws also provide that expenses incurred by an officer or director of the Corporation (acting in his capacity as such) in defending any such action, suit or proceeding shall be paid by the Corporation, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Expenses incurred by other agents of the Corporation may be advanced upon such terms and conditions as the Board of Directors of the Corporation deems appropriate. Any obligation to reimburse the Corporation for expenses advanced under such provisions shall be unsecured and no interest shall be charged thereon.

The Bylaws also provide that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any right of indemnification or protection provided under the Bylaws shall not be adversely affected by any amendment, repeal, or modification of the Bylaws; and that the Corporation may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL or the Bylaws.

In addition to the above, the Corporation has entered into indemnification agreements with each of its directors and certain of its officers. The indemnification agreements provide directors and officers with the same indemnification by the Corporation as described above and assure directors and officers that indemnification will continue to

       II.4

be provided despite future changes in the Bylaws of the Corporation. The Corporation also provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

The following exhibits are filed herewith:

3.1 Intel Corporation Restated Certificate of Incorporation dated May 11, 1993 and Certificate of Amendment to the Restated Certificate of Incorporation dated June 2, 1997 (incorporated by reference to Exhibit 3.1 of Registrant's Form 10-K as filed on March 25, 1998).

3.2  Intel   Corporation  Bylaws  as  amended  (incorporated   by
     reference to Exhibit 3.1 of Registrant's Form 10-Q for the quarter ended June 27, 1998, as filed on August 10, 1998).

4.3  Agreement  to  Provide Instruments Defining  the  Rights  of
     Security  Holders (incorporated by reference to Exhibit  4.1 of Corporation's Form 10-K as filed on March 28, 1986).

5.1  Internal   Revenue  Service  determination   letter,   dated
     December  10,  1992, regarding qualification  of  the  Intel
     Puerto Rico Retirement Savings Plan under Section 401 of the
     Internal Revenue Code or 1986, as amended.*

5.2 Treasury Department (Puerto Rico) determination letter, dated May 11, 1993, regarding qualification of the Intel Puerto Rico Retirement Savings Plan under Section 1165 of the Puerto Rico Internal Revenue Code of 1994, as amended.*

23.1 Consent of Ernst & Young LLP, Independent Auditors.

24.  Power of Attorney (contained on signature page hereto).*

__________________
*     Previously filed.

Item 9.   Undertakings.

(1)  The undersigned Corporation hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       II.5

          (i)  To  include  any  prospectus required  by  section
               10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  To  remove  from  registration  by  means  of  a  post-
          effective   amendment  any  of  the  securities   being
          registered which remain unsold at the termination of the offering.

(2) The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       II.6

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Santa Clara, State of California, on this 16th day of November, 1998.

                                 INTEL CORPORATION

                            By:  /s/F. Thomas Dunlap, Jr.
                                 F. Thomas Dunlap, Jr.
                                 Vice President, General
                                 Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature             Title                           Date

*                     Chairman Emeritus of the        Nov.16, 1998
Gordon E. Moore       Board

*                     Chairman of the Board           Nov.16, 1998
Andrew S. Grove

*                     President and Director          Nov.16, 1998
Craig R. Barrett      (Principal Executive
                      Officer)

*                     Vice President, Principal       Nov.16, 1998
Andy D. Bryant        Accounting and Chief
                      Financial Officer (Principal
                      Financial and Accounting
                      Officer)

                      Director
John Browne

*                     Director                        Nov.16, 1998
Winston H. Chen

*                     Director                        Nov.16, 1998
D. James Guzy

*                     Director                        Nov.16, 1998
Arthur Rock

*                     Director                        Nov.16, 1998
Jane E. Shaw

*                     Director                        Nov.16, 1998
Leslie L. Vadasz

*                     Director                        Nov.16, 1998
David B. Yoffie

*                     Director                        Nov.16, 1998
Charles E. Young



 * By:
 Name: F. Thomas Dunlap, Jr.
Title: Attorney-in-Fact



The Plan. Pursuant to the requirements of the Securities Act of 1933, the Intel Puerto Rico Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on this 16th day of November, 1998.

                      INTEL PUERTO RICO RETIREMENT SAVINGS PLAN

                 By:  /s/Arvind Sodhani
               Name:  Arvind Sodhani
              Title:  Treasurer



EXHIBIT INDEX

Exhibit
Number   Description

23.1     Consent of Ernst & Young LLP, Independent Auditors.

                                                     EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-
8) pertaining to the Intel Puerto Rico Retirement Savings Plan, of our report dated January 12, 1998, with respect to the consolidated financial statements and schedule of Intel Corporation included in and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 27, 1997, filed with the Securities and Exchange Commission.

                                 /s/ERNST & YOUNG LLP
                                 ERNST & YOUNG LLP


San Jose, California
November 16, 1998